EXHIBIT 99

                         CERTIFICATION OF PLAN ADMINISTRATOR
                         -----------------------------------

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned plan administrator of the CCC Information Services Inc. 401(K) Retirement Savings & Investment Plan (the "Plan"), hereby certifies that, to his knowledge:

     1. the accompanying Annual Report on Form 11-K of the Plan for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.(1)


          Date: June 30, 2003               By:    /s/ Oliver G. Prince Jr.
                                                   ------------------------
                                            Name:  Oliver G. Prince Jr.
                                            Title: Plan Administrator and
                                                     Senior Vice President,
                                                     Human Resources



-------------------
(1) The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Plan does not have results of operations. The foregoing certification is being "furnished", not filed, and thus is not incorporated by reference into any 1933 Act registration statement.


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